UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2011
CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	000-52566 (Commission File Number)	73-1721791 (I.R.S. Employer Identification No.)
1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders
          The annual meeting of stockholders of Cornerstone Core Properties REIT, Inc. was held on May 11, 2011. The matters submitted to the stockholders for a vote were:
1.	To elect five directors to hold office for one-year terms expiring in 2012. The nominees submitted for election as directors were Terry G. Roussel, Paul Danchik, Jody Fouch, Daniel Johnson, and Lee Powell Stedman.

2.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers.

3.	To select, by a non-binding advisory vote, the frequency at which the stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid to our named executive officers.
Voting results
Proposal 1
The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
Terry G. Roussel	12,582,798	957,652
Paul Danchik	12,599,803	940,647
Jody Fouch	12,626,011	914,439
Daniel Johnson	12,607,775	932,675
Lee Powell Stedman	12,620,643	919,806
A majority of the votes present in person or by proxy at the meeting was required for the election of the directors. As a result, all of the nominees were elected to serve as directors for one-year terms and until their successors are duly elected and qualified.
Proposal 2
The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the compensation paid to our named executive officers:

For	Against	Abstain
10,572,831	1,979,908	987,710
The affirmative vote of a majority of the total votes cast at the annual meeting for or against this proposal is required to approve the compensation paid to our named executive officers. Abstentions and broker non-votes are not considered votes cast and have no effect on the outcome of this matter. As a result, the non-binding advisory vote has approved the compensation paid to our named executive officers.
Proposal 3
The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the frequency at which the stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid to our named executive officers:

One Year	Two Years	Three Years	Abstain
2,999,687	892,400	8,550,238	1,098,124
The selection of the frequency of the advisory vote on the compensation paid to our named executive officers is decided by a plurality of the votes cast for the frequency periods available. Abstentions and broker non-votes are not considered votes cast and have no effect on the outcome of this matter. As a result, the non-binding advisory vote has approved a triennial frequency for non-binding advisory votes to approve the compensation paid to our named executive officers.
Item 8.01 Other Matters
As previously disclosed in our public filings, effective as of November 23, 2010, we discontinued making or accepting offers to purchase shares of stock in our follow-on public offering (SEC Registration No. 155640) while our board of directors evaluates strategic alternatives to maximize the value of our shares. The prospectus related to our follow-on public offering states that we expect the primary offering to continue until the earlier of June 10, 2011, or until the maximum primary offering amount is raised, although we reserve the right to extend this offering period. Although our follow-on offering remains suspended at present, our board of directors has resolved to extend the offering period for the follow-on offering for an additional year until June 10, 2012. If and when our board of directors determines it to be in our best interests to resume making and accepting offers to purchase shares of stock in our follow-on public offering, we will file a post-effective amendment to the registration statement related to the offering with the SEC and state securities administrators, as required by applicable laws.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.
Dated: May 31, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer

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